EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The New York Times Company on Form S-8 of our report dated January 24, 2001 (January 31, 2001 as to Note 17), appearing in the Annual Report on Form 10-K of The New York Times Company for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in this Registration Statement.


/S/  DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

New York, New York
September 27, 2001


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